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                            [LETTERHEAD OF HITACHI]



                               POWER OF ATTORNEY

         I, Shuji Nakanishi, being, General Manager, Affiliated Companies Office of Hitachi, Ltd. ("Hitachi"), do hereby authorize Yasuhiro Daimonji, Chairman of Hitachi Metals America, Ltd., an affiliate of Hitachi, to execute and file on Hitachi's behalf any and all schedules, forms and documents required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, under Sections 13 (d) and 16 of the Exchange Act, and as may be required by other U.S. securities laws and regulations in connection with the ownership by Hitachi's subsidiary, Hitachi Metals, Ltd. of shares of the common stock of California Micro Devices Corporation or rights to acquire such shares, and to execute and deliver on Hitachi's behalf such other documents as deemed necessary and advisable in connection herewith.

         IN WITNESS WHEREOF, I have duly executed this instrument as of the 10th day of June, 1997.

                                                Hitachi, Ltd.



                                             By:  /s/ Shuji Nakanishi
                                                  ----------------------------
                                                  Shuji Nakanishi
                                                  General Manager
                                                  Affiliated Companies Office